EXHIBIT 4.2

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.


                             GENOMETRIX INCORPORATED
                                     WARRANT

         FOR VALUE RECEIVED, GENOMETRIX INCORPORATED, a Delaware corporation (the "Company"), hereby certifies that ______________ (the "Holder", which term shall include any subsequent holder hereof) is entitled to purchase from the Company fully paid and nonassessable shares (subject to adjustment as provided below) of the Capital Stock (as defined below), determined as provided herein.

         This Warrant has been issued pursuant to a Note and Warrant Purchase Agreement of dated as of January 24, 1996 between the Company and the Holder (the "Agreement"). Hereinafter, (i) "Capital Stock," "Conversion Date", "Financing" and "Purchase Price" shall have the respective meanings set forth in the Convertible Note (the "Convertible Note") issued contemporaneously herewith, and (ii) the shares of Capital Stock purchasable hereunder are referred to as the "Warrant Shares," (iii) the aggregate purchase price payable for the Warrant Shares hereunder is referred to as the "Aggregate Warrant Price," and (iv) the price payable for each of the Warrant Shares hereunder is referred to as the "Per Share Warrant Price."

         1.       EXERCISE OF WARRANT.

         (a) This Warrant may be exercised, in whole at any time or in part from time to time by the Holder commencing on the Conversion Date and prior to 5:00 p.m., The Woodlands, Texas time, on the later of (1) [THREE YEARS FROM DATE OF ISSUE] or (2) the first (1st) anniversary of the Conversion Date, by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Section 8 hereof, together with proper payment of the Aggregate Warrant Price made by certified or official bank check payable to the order of the Company.

         (b) This Warrant shall be exercisable for that number of shares as equals six tenths

(.6) times the number of shares of Capital Stock determined by dividing (i) the sum of the outstanding principal amount of the Convertible Note and all accrued but unpaid interest thereon as of the Conversion Date by (ii) the Purchase Price per such share of Capital Stock, subject to adjustment as provided herein, and the Per Share Warrant Price shall be equal to the Purchase Price per share, subject to adjustment as provided herein.

         (c) If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Capital Stock, and the holder is entitled to receive a new Warrant covering the Warrant Shares as to which this Warrant has not been exercised. Upon exercise of this Warrant, the Company will
(i) issue a certificate or certificates in the name of the holder for the largest number of whole shares of the Capital Stock to which the holder shall be entitled, and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant.

         2. RESERVATION OF WARRANT SHARES. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Capital Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights and rights of first refusal.

         3. ADJUSTMENTS OF PER SHARE WARRANT PRICE.

         (a) In case the Company shall, after the Conversion Date (i) pay a dividend or make a distribution on its Capital Stock in shares of Capital Stock,
(ii) subdivide its outstanding shares of Capital Stock into a greater number of shares (by a stock split or otherwise), (iii) combine its outstanding shares of Capital Stock into a smaller number of shares (by a reverse stock split or otherwise) or (iv) issue by reclassification of its Capital Stock any shares of capital stock of the Company (whether or not Capital Stock), the Per Share Warrant Price shall be adjusted so that the holder upon the exercise hereof shall be entitled to receive the number of shares of Capital Stock or other capital stock of the Company which it would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Section 3(a) shall become effective on the record date in the case of a dividend or distribution and shall become effective on the effective date in the case of a subdivision, combination or reclassification.

         (b) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as a entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company) (which consolidation, merger, sale, conveyance and statutory exchange is referred to below as a "Sale"), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization or reclassification (as if such transaction had already occurred for the Purchase Price contemplated in such reorganization or reclassification as the value attributable to each share of Common Stock by the Company's Board of Directors in the reorganization or reclassification approved thereby) or Sale had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification or Sale and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this
Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Section 3(b) shall similarly apply to successive reorganizations, reclassifications or Sales. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification or Sale and of said provisions so proposed to be made, shall be mailed to the Holder not less than thirty (30) days prior to such event. In the event of an anticipated Sale, the Company or the entity assuming the obligations of the Company hereunder may (i) upon written notice to the Holder, provide that this Warrant must be exercised, to the extent then exercisable, within thirty (30) days of the date of such notice, at the end of which period this Warrant shall terminate (but if and only if such Sale shall be consummated); or (ii) terminate this Warrant in exchange for a cash payment equal to the excess of the current market price of the Warrant Shares subject to this Warrant (to the extent then exercisable) over the Per Share Warrant Price thereof (but if and only if such Sale shall be consummated).

         (c) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to any Capital Stock of the Company, the Company shall mail notice thereof to the Holder not less than fifteen (15) days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

         (d) If, as a result of an adjustment made pursuant to this Section 3, the Holder after surrender of this Warrant for exercise shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares or such classes of capital stock.

         4. FULLY PAID STOCK. The Company agrees that the shares of the Capital Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Capital Stock is at all times equal to or less than the then Per Share Warrant

Price.

         5. LOSS, ETC., OF WARRANT. Upon receipt of evidence reasonably to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

         6. WARRANT HOLDER NOT STOCKHOLDER. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

         7. COVENANTS OF WARRANT HOLDER. By acceptance of this Warrant, the Holder is hereby deemed to covenant and agree with the Company:

         (a) that it is acquiring this Warrant as an investment and not with a view to distribution hereof. The holder of this Warrant or any Warrant Shares may transfer this Warrant or such Warrant Shares only pursuant to applicable Federal and state laws. Each registered Holder of this Warrant acknowledges that this Warrant has not been registered under the Securities Act of 1933, as amended (or any successor legislation) (the "Securities Act") and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise in the absence of (i) an effective registration statement as to this Warrant or such Warrant Shares under the Securities Act, or (ii) an opinion of counsel reasonably acceptable to the Company to the effect that such registration is not, under the circumstances, required. In addition, in order for any transferee of this Warrant or any Warrant Shares to receive any of the benefits of this Warrant or the Warrant Shares, as the case may be, the Company must have received notice of such transfer, at the address set forth in Section 8 below, in the form of assignment or partial assignment attached hereto. Any transferee other than pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 promulgated under the Securities Act must also covenant and agree that it is acquiring this Warrant or such Warrant Shares as an investment and not with a view to distribution hereof or thereof, except in accordance with the Securities Act and applicable state securities law; and

         (b) it will not sell, transfer or otherwise dispose of any securities of the Company during the period commencing upon the date upon which the Company files a registration statement with the Securities and Exchange Commission for the registration of any securities for sale to the public and terminating on the 180th day following the date on which the Company's registration statement with respect to its initial public offering is declared effective, except pursuant to any written registration rights agreement with the Company.

         8. NOTICES. All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to the Company or to the Holder thereof at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto:

                  If to the Holder:     ------------------
                                        ------------------
                                        ------------------
                                        ------------------

                  If to the Company:    Genometrix Incorporated
                                        3608 Research Forest Drive, Suite B7
                                        The Woodlands, TX 77381
                                        Attention:   Mitchell D. Eggers
                                                     President

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier,on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

         9. HEADINGS. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

         10. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the law of the State of Texas without giving effect to the principles of conflicts of law thereof.

         11. AMENDMENT. The terms of this Warrant may be amended or modified or waiver of compliance of any term hereof may be obtained only in a writing signed by the Company and the Holder.

                  [Remainder of Page Left Intentionally Blank]

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary effective as of ________________.


                                       GENOMETRIX INCORPORATED



                                       By:
                                          --------------------------------------
                                          Mitchell D. Eggers
                                          President

ATTEST:



---------------------------------
         Secretary

[Corporate Seal]

                                  SUBSCRIPTION

         The undersigned, ___________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase
____________________ shares (the "Warrant Shares") of ___________, $.__ par value per share, of Genometrix Incorporated covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

         (a) The undersigned represents that the address of the undersigned furnished below is the undersigned's principal business address.

         (b) The undersigned (i) was not formed for the purpose of investing in the Company, (ii) is acquiring the Warrant Shares for its own account for investment and not with a view to or for resale in connection with any distribution or resale of the Warrant Shares except in accordance with the Securities Act of 1933, as amended (or any successor statute) (the "Securities Act") and applicable state securities laws, and (iii) has not offered or sold any portion of the Warrant Shares and has no present intention of dividing the Warrant Shares with others or of selling, distributing or otherwise disposing of any portion of the Warrant Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance, except in accordance with the Securities Act and applicable state securities laws.

         (c) The undersigned understands that (i) the sale of the Warrant Shares has not been registered under the Securities Act or any state securities law in reliance upon an exemption therefrom for non-public or limited offerings, (ii) the Warrant Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration is available at the time, and (iii) the Company has no obligation to register the Warrant Shares.

         (d) The undersigned understands and agrees that the following restrictions and limitations are applicable to its purchase and any resales, pledges, hypothecations or other transfers of the Warrant Shares:

                  (i) The following legend (or a legend in substantially similar form) will be placed on any certificate(s) or other document(s) evidencing the Warrant Shares, and the undersigned must comply with the terms and conditions set forth in such legend prior to any resales, pledges, hypothecations or other transfers of the Warrant Shares:

                  "The securities represented by this certificate have not been registered pursuant to the Securities Act of 1933, as amended ("Act"), or any state securities laws, and may not be sold, pledged, hypothecated or otherwise transferred unless (A) the stockholder wishing to transfer such securities provides an opinion of counsel in form and substance reasonably satisfactory to Genometrix Incorporated (the

                  "Company") stating that the proposed transfer of the Company's securities is exempt from the registration provisions of all applicable federal and state laws; or (B) said securities are registered pursuant to the Act and all applicable state securities laws.

                  (ii) Stop transfer instructions have been or will be placed on any certificates or other documents evidencing the Warrant Shares so as to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with the provisions hereof.

         (e) The undersigned's representations and warranties made herein shall survive the execution and delivery hereof and of the Warrant Shares.




Dated:                              Signature:
      ------------------                      ----------------------------------

                                    Address:
                                            ------------------------------------

LIST OF PURCHASERS


PURCHASER                                ISSUE DATE
---------                                ----------

Palmetto Partners, Ltd.                  January 26, 1996

Palmetto Partners, Ltd.                  April 8, 1996

Palmetto Partners, Ltd.                  May 13, 1996

Palmetto Partners, Ltd.                  August 5, 1996

Donald R. Kendall and Dianne S.          January 26, 1996
Kendall, JTWROS

Donald R. Kendall and Dianne S.          April 8, 1996
Kendall, JTWROS

Donald R. Kendall and Dianne S.          May 13, 1996
Kendall, JTWROS

Donald R. Kendall and Dianne S.          August 5, 1996
Kendall, JTWROS